SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2005

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio  45202

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (513) 381-0777

N/A

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

On February 10, 2005, Games, Inc. sent a letter to shareholders with respect to lottery online and inform shareholders about our new corporate website. The full text of the letter to shareholders is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

1.

Financial statements: None.

2.

Pro forma financial information: None.

3.

Exhibits:

99.1 Letter to Shareholders dated February 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GAMES, INC.

/s/ Roger W. Ach, II

Roger W. Ach, II

President and Chief Executive Officer

Date: February 14, 2005

EX-99.1

February 10, 2005

MEMORANDUM TO:          Games, Inc. Shareholders

FROM:                                    Roger W. Ach, II

2004 brought the implementation of Lottery Online in the United Kingdom and in the Atlantic Provinces of Canada. You may have also heard about Georgia’s House Bill 346 which has been introduced instructing the Georgia Lottery to sell tickets over the Internet.

Passage of this Bill would be a great first step for Games. Lottery.com’s Remote Digital Access Platform(SM) is ready to be implemented within 90 days of approval of Internet sales by any State Lottery. We have always felt that if one US state approves these sales, most other lottery states will follow suit very quickly, which is very good news for us.

NBC Channel 11 in Atlanta has conducted an unscientific on-line poll to see how much support there would be for the sale of tickets over the Internet.  Results were 59.6% yes and 32.4% no, with the remainder undecided. We will keep you up to date on these efforts in Georgia and elsewhere.  Please feel free to give us a call at any time if you have questions.

Also, we wanted to take the opportunity to invite each of you to visit our new corporate website at www.gamesinc.net.  We believe the new website will be easier to navigate and will allow you to access information about your company more easily.